UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-15515	05-6008768
(State of Incorporation)	(Commission File Number.)	(IRS Employer Identification Number)

40 Westminster Street, P.O. Box 6687 Providence, Rhode Island 02940-6687
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 621-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
     On April 21, 2006, Textron Inc. (“Textron”), parent company of Textron Financial Company amended its five-year senior unsecured revolving credit facility (the “Facility Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent, and other lenders. The amendment extended the maturity date from March 2010 to April 2011. Under the amended Facility Agreement, Textron will pay quarterly fees that will range from 5 basis points to 12.5 basis points, depending on Textron’s ratings by S&P and Moody’s. At Textron’s current rating, the fees are 7 basis points. Under the amended Facility Agreement, Textron will also pay a utilization fee of 5 basis points on LIBOR borrowings if the aggregate amount outstanding exceeds 50% of the banks’ total commitment under the Facility Agreement. The previous commitment extension language was amended to allow for no more than two one-year Termination Date extensions and to modify the required notification period associated with the extension of the Termination Date. The aggregate amount of committed credit remained unchanged at $1.25 billion.
Item 9.01.      Financial Statements and Exhibits
     (c)      Exhibits

Exhibit
Number	Description

10.1	Amendment No. 1, dated as of April 21, 2006, to 5-Year Credit Agreement, dated as of March 28, 2005, among Textron, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent. (Filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION. (Registrant)
Date: April 25, 2006	By:	/s/ Thomas J. Cullen
Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No:	Exhibit

10.1	Amendment No. 1, dated as of April 21, 2006, to Five-Year Credit Agreement, dated as of March 28, 2005, among Textron, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent. (Filed herewith)